99.1 MISSION MEDICAL OFFICE PORTFOIO MISSION VIEJO, CA Exhibit 99.2

Company Overview Company Information 3 First Quarter 2018 Highlights 6 Financial Highlights 7 Company Snapshot 8 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 9 Capitalization, Interest Expense and Covenants 10 Debt Composition and Maturity Schedule 11 Portfolio Information Investment Activity 12 Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration 13 Development Summary and Capital Expenditures 14 Same-Property Performance and NOI 15 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 16 Historical Leased Rate, New and Renewal Leasing Activity and Tenant Lease Expirations 17 Key Health System Relationships and Highlights 18 Financial Statements Condensed Consolidated Balance Sheets 19 Condensed Consolidated Statements of Operations 20 Condensed Consolidated Statements of Cash Flows 21 Reporting Definitions 22 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. Table of Contents 1Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings in the United States, comprising over 24.1 million square feet of GLA, with over $7.0 billion invested primarily in medical office buildings. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have significantly outperformed the S&P 500 and US REIT indices. More information about HTA can be found on the Company’s Website, Facebook, LinkedIn and Twitter. Executive Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management K. Ann Atkinson I Senior Vice President - Acquisitions Caroline E. Chiodo I Senior Vice President - Finance Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Follow Us: Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 1Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 3

HTA: LARGEST DEDICATED OWNER OF MEDICAL OFFICE

24+ MILLION SQUARE FEET

94% INTERNALLY MANAGED

~17M SF ON-CAMPUS (Largest on-campus owner in U.S.)

5.9x Net Debt/ Adjusted EBITDA*re*

BEST IN CLASS PORTFOLIO
FOCUSED IN 20-25 KEY CONCENTRATED GEOGRAPHIC MARKETS

10 MARKETS ~ 1M+ SF   16 MARKETS > 500K SF



Indianapolis, IN
Pittsburgh, PA
Boston, MA
Hartford, CT
Greenville, SC
Phoenix, AZ
Atlanta, GA
Houston, TX
Dallas, TX
Miami, FL

SF	Market	Invested $'s
1.0M	Boston, MA	411M
970K	Harford/New Haven, CT	278M
881K	Albany, NY	179M
333K	White Plains, NY	126M
3.2M	**TOTAL NORTHEAST**	**$994M**
1.4M	Indianapolis, IN	282M
1.1M	Pittsburgh, PA	149M
323K	Columbus, OH	77M
2.8M	**TOTAL MIDWEST**	**$508M**

SF	Market	Invested $'s
1.1M	Atlanta, GA	325M
632K	Raleigh, NC	194M
965K	Greenville, SC	179M
334K	Charlotte, NC	95M
289K	Charleston, SC	75M
3.3M	**TOTAL SOUTHEAST**	**$868M**

SF	Market	Invested $'s
2.1M	Dallas, TX	843M
1.5M	Houston, TX	431M
408K	Austin, TX	164M
4.0M	**TOTAL TEXAS**	**$1,438M**

SF	Market	Invested $'s
952K	Tampa, FL	351M
995K	Miami, FL	229M
512K	Orlando, FL	156M
2.5M	**TOTAL FLORIDA**	**$736M**

- HTA Properties
- HTA Market with ~ 1 Million+ SF
- PM Offices

FULL SERVICE OPERATING PLATFORM

Best in Class Full Service Operating Platform

Property Management

Leasing

Facilities & Engineering

Construction & Development

FOCUS AND SCALE

94% of Portfolio in Key Markets & Top 75 MSAs

Platform with Scale Creates:

Local Expertise

Strong Relationships

Operational Benefits

Access to Better Performing Markets

DIVERSIFICATION

449 Buildings throughout **33** States

Top Tenant < 4.3% of ABR

Top Market < 9.6% of ABR

Size & Diversification provides stability of cash flows

INVESTMENT GRADE BALANCE SHEET

BBB/Baa2 Credit Rating

5.9x Net Debt/Adjusted EBITDA*re*

$1.1B Liquidity

1Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 4

FINANCIAL PERFORMANCE: DECADE OF VALUE CREATION 8.5% Annualized Average Total Returns Since First Distribution in 2006 to March 31, 2018 Consistent Same Store Growth - 3.0% Average Normalized FFO/Share $0.43 $0.40 $0.37 $0.34 $0.31 $0.28 $0.25 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 $0.38 $0.39 $0.39 $0.40 $0.40 $0.40 $0.41 $0.41 $0.39 $0.42 $0.42 $0.41 5% 4% 3% 2% 1% 0% 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 3.0% 3.1% 3.1% 3.0% 3.1% 3.3% 2.9% 3.2% 3.1% 2.9% 2.8% 2.3% DELIVERING SHAREHOLDER VALUE Annual Investments 1Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 5 2.4% REIT MOB Avg $0 $800,000 $1,600,000 $2,400,000 $ (Thousands) 2012 2013 2014 2015 2016 2017 2018 $294,937 $397,826 $439,530 $271,510 $700,764 $2,722,467 $12,269 Top Health Systems » Adventist Health » Highmark-Allegheny Health Network » Atrium Health » Hospital Corporation of America » Ascension Health » Mercy » Baylor Scott & White Health » Providence St. Joseph Health » Boston Medical Center » Steward Health Care System » Community Health Systems » Tenet Healthcare System » Duke Health » Tufts Medical Center » Greenville Health System

First Quarter 2018 Highlights Operating • Net Income Attributable to Common Stockholders: Decreased (27.6)% to $9.8 million, compared to Q1 2017. Earnings per diluted share decreased (44.4)% to $0.05 per diluted share, compared to Q1 2017. This decrease is primarily related to the increase in depreciation and amortization of $23.3 million as a result of the increase in the size of our investment portfolio. • Funds From Operations (“FFO”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), increased 40.5%, to $84.6 million, compared to Q1 2017. FFO per diluted share decreased (2.4)%, to $0.40 per diluted share, compared to Q1 2017. • Normalized FFO: Increased 41.3%, to $85.0 million, compared to Q1 2017. Normalized FFO per diluted share remained stable at $0.41 per diluted share, compared to Q1 2017. • Normalized Funds Available for Distribution (“FAD”): Increased 43.6%, to $75.9 million, compared to Q1 2017. • Same-Property Cash Net Operating Income (“NOI”): Increased $1.8 million, or 2.3%, to $81.0 million, compared to Q1 2017. Excluding the MOBs located on its Forest Park campuses, Same-Property Cash NOI growth would have been 3.2%. This increase was driven by an increase of 1.5% in Same-Property rental revenue and an increase of 70 bps to 88.5% in Same-Property rental margins, measured as Same-Property Cash NOI divided by Same-Property rental revenue, compared to Q1 2017. From an occupancy perspective for the Same-Property pool, the leased rate increased 20 bps to 92.1% while the occupancy rate declined 10 bps to 91.0%, compared to Q1 2017. Portfolio • Leasing: HTA entered into new and renewal leases on approximately 663,000 square feet of GLA, or 2.7% of its portfolio. Tenant retention for the Same-Property portfolio was 81% by GLA for the quarter, which included approximately 609,000 square feet of GLA of total expiring leases. Releasing spreads for renewal leases on a cash basis were 2.7%. Renewal leases included tenant improvements of $1.07 per square foot of GLA per year of the lease term and approximately seven days of free rent per year of the lease term. • Leased Rate: As of March 31, 2018, HTA had a leased rate for its portfolio of 91.8% by GLA and an occupancy rate of 90.7% by GLA. • Forest Park Update: During the three months ended March 31, 2018, HTA entered into approximately 41,000 square feet of GLA of new leases on the former Forest Park Dallas campus. This leasing included approximately 37,000 square feet of GLA that is directly leased to the hospital. • Development: Subsequent to March 31, 2018, HTA entered into a development agreement for a new MOB in the key gateway market of Miami, Florida. The state-of-the-art MOB will total approximately 51,000 square feet of GLA and be located adjacent to the Jackson South Hospital. Total development costs are estimated to be $21.8 million and the building is expected to be 70% pre- leased to the hospital with construction expected to begin in 2019. • Investments: During the quarter, HTA remained disciplined and strategically expanded within its key gateway markets. HTA invested $8.4 million to acquire an MOB of approximately 24,000 square feet of GLA in Raleigh, North Carolina, that was 100% leased as of the acquisition date to Duke Health System. In addition, HTA invested $3.9 million to consolidate its ownership interests in several MOBs. • Dispositions: As of April 30, 2018, HTA has received letters of intent to sell multiple MOBs totaling an aggregate sales price of over $50 million. These properties are subject to customary closing conditions and no closings are assured. 2017 Investment Performance • Cash NOI: During the three months ended March 31, 2018, HTA generated $34.5 million of Cash NOI on its 2017 investments, including its investment in its unconsolidated joint venture. This Cash NOI includes approximately $1.8 million of income from property management and building engineering services provided to its tenants. As of March 31, 2018, HTA’s run rate yield on its 2017 investments was approximately 5.2%, which included the full year impact of new leases that were signed but not yet occupied. • Development: During the three months ended March 31, 2018, five of the seven acquired development properties were completed. The remaining two development properties, which are 100% pre-leased, are on track to be completed by the middle of 2018. As of the end of the quarter, the five development properties were 84% leased and generated $1.1 million of Cash NOI. HTA believes it is currently in the late stages of lease negotiations for an additional 26,000 square feet of GLA that would bring the leased rate on these development properties to 89% if completed. In total, the seven development properties are projected to generate between approximately $2.5 million and $2.8 million in quarterly Cash NOI upon completion and stabilization. Balance Sheet • Balance Sheet: As of March 31, 2018, HTA had total leverage of 33.0% measured as net debt (total debt less cash and cash equivalents) to total capitalization, and 5.9x measured as net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Total liquidity at the end of the quarter was $1.1 billion, including $994.5 million of availability under HTA’s unsecured revolving credit facility, $56.2 million of cash and cash equivalents and a $75.0 million forward equity agreement, excluding anticipated costs to borrow. Company Overview 1Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 6

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	1Q18	4Q17	3Q17	2Q17	1Q17
INCOME ITEMS					
Revenues	$ 175,661	$ 173,770	$ 175,994	$ 139,879	$ 124,347
NOI [(1)(2)]	119,639	120,497	119,663	96,419	85,327
Adjusted EBITDAre, annualized [(1)(3)]	461.212	457,540	457.716	442,316	319,132
FFO [(1)(3)]	84,615	85,562	84.248	54,185	60,231
Normalized FFO [(1)(3)]	84,987	86,732	85,449	69,643	60,133
Normalized FAD [(1)(3)]	75,924	72,610	74,767	60,618	52,865
Net income (loss) attributable to					
common stockholders per diluted share	$ 0.05	$ 0.20	$ 0.07	$ (0.03)	$ 0.09
FFO per diluted share	0.40	0.41	0.41	0.30	0.41
Normalized FFO per diluted share	0.41	0.42	0.42	0.39	0.41
Same-Property Cash NOI growth [(4)]	2.3%	2.8%	2.9%	3.1%	3.2%
Fixed charge coverage ratio [(5)]	4.28x	4.36x	4.35x	4.39x	4.30x

	As of				
	1Q18	4Q17	3Q17	2Q17	1Q17
ASSETS					
Gross real estate investments	$ 7,000,502	$ 6,969,565	$ 6,977,851	$ 6,796,889	$ 4,360,906
Total assets	6,359,835	6,449,582	6,413,522	6,366,758	3,753,017
CAPITALIZATION					
Net debt [(6)]	$ 2,724,048	$ 2,680,675	$ 2,856,758	$ 2,784,162	$ 1,811,208
Total capitalization [(7)]	8,257,732	8,959,516	8,959,887	9,154,526	6,409,685
Net debt/total capitalization [(6)]	33.0%	29.9%	31.9%	30.4%	28.3%

(1) Refer to pages 22 and 23 for the reporting definitions of NOI, Adjusted EBITDAre, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 15 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 9 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDAre divided by interest expense (excluding change in fair market value of derivatives) and scheduled principal payments.
(6) For the periods ending 1Q18 and 4Q17 amounts and calculation based on net debt. All prior periods presented were based on total debt. Refer to page 10 for components of net debt.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus net debt (1Q18 and 4Q17 only) at the end of the period. All prior periods presented were based on total debt. Refer to page 10 for details.

1Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 7

Company Overview

Company Snapshot

(as of March 31, 2018)

Investments in Real Estate [1]	$	7.0
Total portfolio GLA [2]		24.1
Leased rate [3]		91.8%
Same-Property portfolio tenant retention rate (YTD) [4]		81%
% of GLA managed internally		94%
% of GLA on-campus/adjacent		70%
% of invested dollars in key markets & top 75 MSAs [5]		94%
Investment grade tenants [6]		48%
Credit rated tenants [6]		60%
Weighted average remaining lease term for all buildings [7]		5.8
Weighted average remaining lease term for single-tenant buildings [7]		8.0
Weighted average remaining lease term for multi-tenant buildings [7]		4.6
Credit ratings (by Moody's and Standard & Poor's)		Baa2(Negative)/BBB(Stable)
Cash and cash equivalents [2]	$	56.2
Net debt/total capitalization		33.0%
Weighted average interest rate per annum on portfolio debt [8]		3.54%

Building Type

% of Portfolio (based on GLA)


Medical Office Buildings
95%
Senior Care
1%
Hospitals
4%

Presence in Top MSAs [9]

% of Portfolio (based on invested dollars)


Indianapolis, IN
4.0%
Hartford/New Haven, CT
4.0%
Atlanta, GA
4.7%
Phoenix, AZ
3.8%
Tampa, FL
5.0%
Denver, CO
3.5%
Boston, MA
5.9%
Orange County/Los Angeles, CA
3.4%
Houston, TX
6.2%
Dallas, TX
12.1%
All Other Markets
6.1%
Remaining Top MSAs
41.3%

(1) Amount presented in billions. Refer to page 22 for the reporting definition of Investments in Real Estate.
(2) GLA and cash presented in millions. Total portfolio GLA excludes GLA for projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 23 for the reporting definition of Retention.
(5) Refer to page 22 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts based on annualized base rent.
(7) Amounts presented in years.
(8) Includes the impact of interest rate swaps.
(9) Refer to page 13 for a detailed table of HTA' s Key Markets and Top 75 MSA Concentration.

HTA LISTED NYSE

1Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 8

FFO, Normalized FFO and Normalized FAD Three Months Ended 1Q18 1Q17 Net income attributable to common stockholders $ 9,802 $ 13,545 Depreciation and amortization expense related to investments in real estate 69,856 46,689 Gain on sale of real estate, net — (3) Impairment 4,606 — Proportionate share of joint venture depreciation and amortization 351 — FFO attributable to common stockholders $ 84,615 $ 60,231 Transaction expenses 191 284 Gain on change in fair value of derivative financial instruments, net — (839) Loss on extinguishment of debt, net — 32 Noncontrolling income from partnership units included in diluted shares 181 425 Normalized FFO attributable to common stockholders $ 84,987 $ 60,133 Other income (35) (8) Non-cash compensation expense 3,479 2,530 Straight-line rent adjustments, net (3,166) (1,209) Amortization of (below) and above market leases/leasehold interests and corporate assets, net 751 273 Deferred revenue - tenant improvement related (31) — Amortization of deferred financing costs and debt discount/premium, net 1,289 786 Recurring capital expenditures, tenant improvements and leasing commissions (11,350) (9,640) Normalized FAD attributable to common stockholders $ 75,924 $ 52,865 Net income attributable to common stockholders per diluted share $ 0.05 $ 0.09 FFO adjustments per diluted share, net 0.35 0.32 FFO attributable to common stockholders per diluted share $ 0.40 $ 0.41 Normalized FFO adjustments per diluted share, net 0.01 0.00 Normalized FFO attributable to common stockholders per diluted share $ 0.41 $ 0.41 Weighted average diluted common shares outstanding 209,177 146,117 Adjusted EBITDAre (1) Three Months Ended 1Q18 Net income $ 10,016 Interest expense and net change in fair value of derivative financial instruments 26,253 Depreciation and amortization expense 70,392 Impairment 4,606 Proportionate share of joint venture depreciation and amortization 351 EBITDAre $ 111,618 Transaction expenses 191 Non-cash compensation expense 3,479 Pro forma impact of acquisitions 15 Adjusted EBITDAre 115,303 Adjusted EBITDAre, annualized $ 461,212 FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre (unaudited and in thousands, except per share data) Financial Information (1) Refer to page 22 for the reporting definitions of EBITDAre as defined by NAREIT and Adjusted EBITDAre as previously defined as Adjusted EBITDA. . 1Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 9

Financial Information

Capitalization, Interest Expense and Covenants

(as of March 31, 2018, dollars and shares in thousands, except stock price)

Capitalization

Unsecured revolving credit facility	$ —
Unsecured term loans	500,000
Unsecured senior notes	1,850,000
Secured mortgage loans	450,844
Deferred financing costs, net	(15,145)
Discount, net	(5,408)
Total debt	$ 2,780,291
Less: cash and cash equivalents	56,243
Net debt	$ 2,724,048
Stock price (as of March 31, 2018)	$ 26.45
Total diluted common shares outstanding	209,213
Equity capitalization	$ 5,533,684
Total capitalization	$ 8,257,732
Total undepreciated assets	$ 7,447,097
Gross book value of unencumbered assets	$ 6,265,075
Total debt/undepreciated assets	37.3%
Net debt/total capitalization	33.0%
Net debt/Adjusted EBITDAre ratio	5.9x


Equity
67%
Secured
Debt
5%
Unsecured
Debt
28%

Interest Expense

	Three Months Ended 1Q18	Three Months Ended 1Q17
Interest related to derivative financial instruments	$ 58	$ 324
Gain on change in fair value of derivative financial instruments, net [(1)]	—	(839)
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	58	(515)
Interest related to debt	26,195	16,058
Total interest expense	$ 26,253	$ 15,543
Interest expense excluding net change in fair value of derivative financial instruments	$ 26,253	$ 16,382

Covenants

Bank Loans	Required	1Q18
Total leverage	≤ 60%	36%
Secured leverage	≤ 30%	6%
Fixed charge coverage	≥ 1.50x	4.28x
Unencumbered leverage	≤ 60%	34%
Unencumbered coverage	≥ 1.75x	4.93x

Senior Notes	Required	1Q18
Total leverage	≤ 60%	38%
Secured leverage	≤ 40%	6%
Unencumbered asset coverage	≥ 150%	281%
Interest coverage	≥ 1.50x	4.13x

(1) In March 2017, HTA designated its derivative financial instruments as cash flow hedges.

HTA LISTED NYSE

1Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 10

Secured Mortgage Loans Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2022 Unsecured Term Loan due 2023 ($300M) Unsecured Senior Notes due 2023 Unsecured Term Loan due 2023 ($200M) Unsecured Senior Notes due 2026 Unsecured Senior Notes due 2027 $2,000,000 $1,800,000 $1,600,000 $1,400,000 $1,200,000 $1,000,000 $800,000 $600,000 $400,000 $200,000 $0 2018 2019 2020 2021 2022 Thereafter Financial Information Debt Composition and Maturity Schedule (as of March 31, 2018, dollars in thousands) Unsecured Revolving Credit Facility due 2022 (1) Secured Mortgage Loans Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2022 Unsecured Term Loan due 2023 Unsecured Senior Notes due 2023 Unsecured Term Loan due 2023 Unsecured Senior Notes due 2026 Unsecured Senior Notes due 2027 Total 2018 $ — $ 100,915 $ — $ — $ — $ — $ — $ — $ — $ 100,915 2019 — 107,676 — — — — — — — 107,676 2020 — 146,678 — — — — — — — 146,678 2021 — 5,772 300,000 — — — — — — 305,772 2022 — 63,063 — 400,000 — — — — — 463,063 Thereafter — 26,740 — — 300,000 300,000 200,000 350,000 500,000 1,676,740 Subtotal — 450,844 300,000 400,000 300,000 300,000 200,000 350,000 500,000 2,800,844 Deferred financing costs, net — (178) (1,420) (2,674) (2,285) (1,736) (1,583) (1,356) (3,913) (15,145) Premiums (discounts), net — 1,471 (1,080) (211) — (1,276) — (1,943) (2,369) (5,408) Total $ — $ 452,137 $ 297,500 $ 397,115 $ 297,715 $ 296,988 $ 198,417 $ 346,701 $ 493,718 $ 2,780,291 Stated rate (2) 2.93% 4.30% 3.38% 2.95% 2.98% 3.70% 3.53% 3.50% 3.75% 3.55% Hedged rate (3) 2.93% 4.39% 3.38% 2.95% 2.98% 3.70% 3.22% 3.50% 3.75% 3.54% Debt Composition (1) Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility. (2) The stated rate on the debt instrument as of the end of the period. (3) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of the end of the period. Debt Maturity Schedule $100,915 $107,676 $146,678 $305,772 $463,063 $1,676,740 1Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 11

Property Market Date Acquired % Leased at Acquisition Purchase Price (1) GLA Medical Office Condos and Land Various January/February 100 $ 3,854 10 Sandy Forks MOB Raleigh, NC February 100 8,415 24 Total $ 12,269 34 Portfolio Information Investment Activity (as of March 31, 2018, dollars and GLA in thousands) 2018 Acquisitions Annual Investments (1) 1Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 12 (1) Excludes real estate note receivables and corporate assets. As of March 31, 2018, HTA has invested $7.0 billion primarily in MOBs, development properties and other healthcare assets comprising 24.1 million square feet of GLA. Acquisitions Dispositions $2,900,000 $2,300,000 $1,700,000 $1,100,000 $500,000 -$100,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 $413,150 $542,976 $455,950 $802,148 $68,314 ($39,483) $294,937 $397,826 $271,510 $439,530 $700,764 ($35,685)($82,885) ($85,150) $2,722,467 $12,269

Portfolio Information

Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration

(as of March 31, 2018, dollars and GLA in thousands)

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA [1]	% of Portfolio	Annualized Base Rent [2]	% of Annualized Base Rent
Southwest	$ 2,617,815	37.5%	8,030	33.3%	$ 179,678	34.0%
Southeast	2,018,032	28.9	7,352	30.4	160,004	30.3
Northeast	1,275,642	18.3	4,707	19.5	106,359	20.1
Midwest	1,064,193	15.2	4,037	16.7	81,484	15.5
Northwest	7,750	0.1	22	0.1	542	0.1
Total	$ 6,983,432	100%	24,148	100%	$ 528,067	100%

Key Markets and Top 75 MSA Concentration [3]

Key Markets	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent	% of Annualized Base Rent
Dallas, TX	$ 843,274	12.1%	2,052	8.5%	$ 49,919	9.5%
Houston, TX	430,979	6.2	1,484	6.2	31,584	6.0
Boston, MA	410,730	5.9	1,037	4.3	32,290	6.1
Tampa, FL	350,746	5.0	952	3.9	23,483	4.4
Atlanta, GA	325,186	4.7	1,088	4.5	23,296	4.4
Indianapolis, IN	281,768	4.0	1,396	5.8	24,781	4.7
Hartford/New Haven, CT	277,931	4.0	970	4.0	21,326	4.0
Phoenix, AZ	267,781	3.8	1,316	5.5	25,005	4.7
Denver, CO	246,957	3.5	538	2.2	17,343	3.3
Orange County/Los Angeles, CA	241,242	3.4	513	2.1	13,736	2.6
Miami, FL	228,624	3.3	995	4.1	21,561	4.1
Raleigh, NC	194,429	2.8	632	2.6	15,602	3.0
Chicago, IL	190,778	2.7	382	1.6	11,486	2.2
Albany, NY	179,253	2.6	881	3.7	16,118	3.0
Greenville, SC	179,070	2.6	965	4.0	17,917	3.4
Austin, TX	164,425	2.3	408	1.7	8,311	1.6
Orlando, FL	156,300	2.2	512	2.1	10,863	2.1
Pittsburgh, PA	148,612	2.1	1,094	4.5	20,736	3.9
White Plains, NY	126,144	1.8	333	1.4	8,070	1.5
Milwaukee, WI	116,082	1.7	368	1.5	7,703	1.5
Top 20 MSAs	5,360,311	76.7	17,916	74.2	401,130	76.0
Additional Top MSAs	1,198,886	17.2	4,526	18.7	90,977	17.2
Total Key Markets & Top 75 MSAs	$ 6,559,197	93.9%	22,442	92.9%	$ 492,107	93.2%

(1) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(2) Refer to page 22 for the reporting definition of Annualized Base Rent.
(3) Key markets are titled as such based on HTA's concentration in the respective MSA.

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Healthcare Trust of America, Inc. I 13

Portfolio Information

Development Summary and Capital Expenditures

(as of March 31, 2018, dollars and GLA in thousands)

Development Summary - Property Information

Development	Market	Total GLA	% Leased
Baptist Memorial Oxford MOB	Oxford, MS	80	97%
BS&W EMC - Grand Prairie MOB	Dallas, TX	27	100
UNC REX Holly Springs MOB	Raleigh, NC	45	100
Stabilized Total		152	98
Main Line Bryn Mawr MOB	Philadelphia, PA	101	61
Centegra Health MOB	Chicago, IL	81	84
Unstabilized Total		182	71
Memorial Hermann Plaza II MOB	Houston, TX	100	100
Providence Facey MOB	Orange County, CA	37	100
Construction in Progress total		137	100
Total		471	88%

Development Summary - Financial Information

Development	Completion/ Estimated Completion	Total Construction Cost	Construction in Progress	Costs to Complete
Baptist Memorial Oxford MOB	3Q17	$ 21,956	$ 21,479	$ 477
BS&W EMC - Grand Prairie MOB	4Q17	16,736	15,010	1,726
UNC REX Holly Springs MOB	4Q17	18,970	18,008	962
Stabilized Total		57,662	54,497	3,165
Main Line Bryn Mawr MOB	1Q17	32,891	31,655	1,236
Centegra Health MOB	1Q17	24,239	23,709	530
Unstabilized Total		57,130	55,364	1,766
Memorial Hermann Plaza II MOB	2Q18	21,159	9,067	12,092
Providence Facey MOB	2Q18	19,008	13,905	5,103
Construction in Progress total		$ 40,167	$ 22,972	$ 17,195
Stabilized yield	6.8%			
Total construction costs/gross real estate investments	2.2%			

Development Summary - Development Costs

	Three Months Ended 1Q18
Development	$ 14,081

Capital Expenditures

	Three Months Ended 1Q18
Recurring capital expenditures	$ 2,502
Tenant improvements - 2nd generation	6,453
Lease commissions [1]	2,395
Total recurring capital expenditures	$ 11,350
Capital expenditures - 1st generation/acquisition	1,604
Tenant improvements - 1st generation	2,068
Total capital expenditures	$ 15,022

(1) For the three months ended 1Q18, lease commissions includes approximately $1.3 million of initial direct costs that may be subject to the adoption of Topic 842 (*Leases*) effective January 1, 2019.

HTA LISTED NYSE

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Healthcare Trust of America, Inc. I 14

Portfolio Information

Same-Property Performance and NOI

(as of March 31, 2018, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	1Q18	4Q17	1Q17	$ Change	% Change	$ Change	% Change
Rental revenue	$ 91,516	$ 92,359	$ 90,201	$ (843)	(0.9)%	$ 1,315	1.5%
Tenant recoveries	26,184	23,910	25,221	2,274	9.5	963	3.8
Total rental income	117,700	116,269	115,422	1,431	1.2	2,278	2.0
Expenses	36,697	34,055	36,250	2,642	7.8	447	1.2
Same-Property Cash NOI	$ 81,003	$ 82,214	$ 79,172	$ (1,211)	(1.5)%	$ 1,831	2.3%
Rental Margin (1)	88.5%	89.0%	87.8%				

	As of		
	1Q18	4Q17	1Q17
Number of buildings	342	342	342
GLA	16,853	16,852	16,833
Leased GLA, end of period	15,529	15,506	15,464
Leased %, end of period	92.1%	92.0%	91.9%
Occupancy GLA, end of period	15,337	15,364	15,335
Occupancy %, end of period	91.0%	91.2%	91.1%

NOI (2)

	Three Months Ended	
	1Q18	1Q17
Net income	$ 10,016	$ 14,000
General and administrative expenses	8,786	8,423
Transaction expenses	191	284
Depreciation and amortization expense	70,392	47,056
Impairment	4,606	—
Interest expense and net change in fair value of derivative financial instruments	26,253	15,543
Gain on sale of real estate, net	—	(3)
Loss on extinguishment of debt, net	—	32
Income from unconsolidated joint venture	(570)	—
Other income	(35)	(8)
NOI	$ 119,639	$ 85,327
NOI percentage growth	40.2%	
NOI	$ 119,639	$ 85,327
Straight-line rent adjustments, net	(3,166)	(1,209)
Amortization of (below) and above market leases/leasehold interests, net	215	(94)
Cash NOI	$ 116,688	$ 84,024
Notes receivable interest income	(36)	(292)
Non Same-Property Cash NOI	(35,649)	(4,560)
Same-Property Cash NOI	$ 81,003	$ 79,172
Same-Property Cash NOI percentage growth	2.3%	

(1) Rental margin presents Same-Property Cash NOI divided by Same-Property rental revenue.
(2) Refer to pages 22 and 23 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.

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Healthcare Trust of America, Inc. I 15

Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of March 31, 2018, dollars and GLA in thousands)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA (1)	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	118	21	6,359	26.3%	$ 146,548	27.8%
Multi-tenant	313	32	16,480	68.2	343,497	65.0
Other Healthcare Facilities						
Hospitals	15	7	954	4.0	32,780	6.2
Senior care	3	1	355	1.5	5,242	1.0
Total	449	33	24,148	100%	$ 528,067	100%

	Number of Buildings	Number of States	GLA (1)	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Net-Lease/Gross-Lease						
Net-lease	295	30	15,392	63.7%	$ 344,870	65.3%
Gross-lease	154	19	8,756	36.3	183,197	34.7
Total	449	33	24,148	100%	$ 528,067	100%

Historical Campus Proximity (2)(3)

	As of				
	1Q18	4Q17	3Q17	2Q17	1Q17
Off-campus aligned	26%	26%	26%	26%	29%
On-campus	70	70	70	71	67
On-campus/aligned	96%	96%	96%	97%	96%
Off-campus/non-aligned	4	4	4	3	4
Total	100%	100%	100%	100%	100%

Ownership Interests (4)

	Number of Buildings	GLA (1)	Annualized Base Rent	% of Annualized Base Rent	As of (2)				
					1Q18	4Q17	3Q17	2Q17	1Q17
Fee Simple	308	15,033	$ 331,887	63%	62%	62 %	62 %	62 %	69 %
Customary Health System Restrictions	126	8,126	174,786	33	34	34	34	34	26
Economic with Limited Restrictions	5	262	6,891	1	1	1	1	1	1
Occupancy Health System Restrictions	10	727	14,503	3	3	3	3	3	4
Leasehold Interest Subtotal	141	9,115	196,180	37	38	38	38	38	31
Total	449	24,148	$ 528,067	100%	100%	100 %	100 %	100 %	100 %

(1) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(2) Percentages shown as percent of total GLA.
(3) Refer to page 23 for the reporting definitions of Off-campus/non-aligned and On-campus/aligned.
(4) Refer to pages 22 and 23 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.

HTA LISTED NYSE

1Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 16

Portfolio Information

Historical Leased Rate, New and Renewal Leasing Activity and Tenant Lease Expirations

(as of March 31, 2018, dollars and GLA in thousands)

Historical Leased Rate [(1)]

	As of				
	1Q18	4Q17	3Q17	2Q17	1Q17
Total portfolio leased rate	91.8%	91.8%	91.7%	92.0%	91.8%
On-campus/aligned leased rate	91.8	91.8	91.7	92.0	91.8
Off-campus/non-aligned leased rate	91.9	91.6	92.5	92.3	90.3
Total portfolio occupancy rate	90.7	91.0	90.6	91.1	91.0

New and Renewal Leasing Activity

	Total GLA	Average Term [(2)]	Average Base Rent [(3)] Expiring	Average Base Rent [(3)] Starting	Tenant Improvements [(3)]	Leasing Commissions [(3)]
1Q 2018						
New Leases	177	6.4		$ 23.47	$ 24.72	$ 1.50
Renewal Leases	486	4.5	$ 22.69	23.31	4.81	1.04
Total 1Q 2018	663	5.0		$ 23.33	$ 10.40	$ 1.17

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases	% of GLA of Expiring Leases	Annualized Base Rent of Expiring Leases	% of Total Annualized Base Rent
Month-to-month	146	454	2.0%	$ 11,641	2.2%
2018	395	1,384	6.2	28,948	5.5
2019	554	2,335	10.5	61,250	11.6
2020	455	2,010	9.1	48,162	9.1
2021	545	2,814	12.7	62,443	11.8
2022	384	2,197	9.9	51,907	9.8
2023	221	1,594	7.2	32,972	6.3
2024	176	1,848	8.3	42,058	8.0
2025	161	1,104	5.0	26,236	5.0
2026	136	1,111	5.0	22,691	4.3
2027	143	1,985	9.0	52,496	9.9
Thereafter	218	3,338	15.1	87,263	16.5
Total	3,534	22,174	100%	$ 528,067	100%

(1) Calculations are based on percentage of total GLA, excluding GLA for projects under development and including 100% of the GLA of its unconsolidated joint venture.
(2) Amounts presented in years.
(3) Amounts presented per square feet.

1Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 17

Health System Weighted Average Remaining Lease Term (2) Credit Rating Total Leased GLA % of Leased GLA Annualized Base Rent % of Annualized Base Rent Baylor Scott & White Health 8 Aa3 852 3.9% $ 22,405 4.2% Highmark-Allegheny Health Network (3) 5 Baa2 914 4.1 17,691 3.4 Greenville Health System 6 A1 806 3.6 15,976 3.0 Community Health Systems (TN) 7 Caa1 728 3.3 15,136 2.9 Providence St. Joseph Health 2 Aa3 435 2.0 11,820 2.2 Ascension Health 2 Aa2 473 2.1 11,791 2.2 Tenet Healthcare System 7 B2 446 2.0 10,760 2.0 Tufts Medical Center 9 Aa2 255 1.2 10,306 2.0 Hospital Corporation of America 4 BB 363 1.6 9,622 1.8 Steward Health Care System 9 NR 383 1.7 9,507 1.8 SCL Health 13 Aa3 167 0.8 8,284 1.6 Harbin Clinic 10 NR 313 1.4 6,704 1.3 Adventist Health 4 Aa2 282 1.3 6,211 1.2 Mercy Health 9 Aa3 251 1.1 6,196 1.2 Atrium Health 3 Aa3 197 0.9 5,901 1.1 Total 6,865 31.0% $ 168,310 31.9% Health System Relationship Highlights Portfolio Information Key Health System Relationships and Highlights (as of March 31, 2018, dollars and GLA in thousands, except as otherwise noted) Key Health System Relationships (1) (1) The amounts in this table illustrate only direct leases with selected top health systems in the HTA portfolio and is not inclusive of all HTA’s health system tenants. (2) Amounts presented in years. (3) Credit rating refers to Highmark, Inc. 1Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 18 Baylor Scott & White Health (Aa3), headquartered in Dallas, Texas, is the largest not-for-profit health care system in Texas.  Baylor Scott & White Health was started in 2013 with the combination of Baylor Health Care System and Scott & White Healthcare.  BS&W includes 48 hospitals, more than 1,000 patient care sites, and more than 9,600 active physicians.  BS&W provides inpatient, outpatient, rehabilitation, and emergency medical services helping 5.1 million patients annually. Highmark-Allegheny Health Network (Baa2), based in Pittsburgh, Pennsylvania, is a diversified healthcare partner that serves members across the United States through its businesses in health insurance, dental insurance, vision care and reinsurance. In 2013, Highmark and West Penn Allegheny combined to create an integrated care delivery model which they believe will preserve an important community asset that provides high-quality, efficient health care for patients. Highmark’s mission is to deliver high quality, accessible, understandable and affordable experiences, outcomes and solutions to their customers. Greenville Health System (A1), located in Greenville, South Carolina, is a public not-for-profit academic healthcare delivery system committed to medical excellence through clinical care, education and research. GHS is a health resource for its community and a leader in transforming the delivery of healthcare for the benefit of people and communities served. The University of South Carolina School of Medicine Greenville is located on GHS’ Greenville Memorial Medical Campus. The medical school is focused on transforming healthcare by training physicians to connect with communities, patients, colleagues and technology in a new, more progressive way. Community Health Systems (TN) (Caa1), headquartered in Franklin, Tennessee, is one of the nation’s leading operators of general acute care hospitals. The organization includes 137 affiliated hospitals in 21 states with approximately 123,000 employees and 20,000 physicians. Affiliated hospitals are dedicated to providing quality healthcare for local residents and contribute to the economic development of their communities. Based on the unique needs of each community served, these hospitals offer a wide range of diagnostic, medical and surgical services in inpatient and outpatient settings. Providence St. Joseph Health (Aa3), based in Seattle, Washington and Irvine, California, is held together by Providence Health and Services and St. Joseph Health, a not-for-profit and social services system that will serve as the parent organization for more than 111,000 caregivers (employees) across seven states.

As of 1Q18 4Q17 ASSETS Real estate investments: Land $ 486,403 $ 485,319 Building and improvements 5,851,437 5,830,824 Lease intangibles 638,103 639,199 Construction in progress 24,559 14,223 7,000,502 6,969,565 Accumulated depreciation and amortization (1,087,262) (1,021,691) Real estate investments, net 5,913,240 5,947,874 Investment in unconsolidated joint venture 69,147 68,577 Cash and cash equivalents 56,243 100,356 Restricted cash 12,695 18,204 Receivables and other assets, net 203,686 207,857 Other intangibles, net 104,824 106,714 Total assets $ 6,359,835 $ 6,449,582 LIABILITIES AND EQUITY Liabilities: Debt $ 2,780,291 $ 2,781,031 Accounts payable and accrued liabilities 134,574 167,852 Derivative financial instruments - interest rate swaps 742 1,089 Security deposits, prepaid rent and other liabilities 59,530 61,222 Intangible liabilities, net 66,665 68,203 Total liabilities 3,041,802 3,079,397 Commitments and contingencies Redeemable noncontrolling interests 6,770 6,737 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 205,179,776 and 204,892,118 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively 2,052 2,049 Additional paid-in capital 4,511,736 4,508,528 Accumulated other comprehensive loss 1,157 274 Cumulative dividends in excess of earnings (1,284,826) (1,232,069) Total stockholders’ equity 3,230,119 3,278,782 Noncontrolling interests 81,144 84,666 Total equity 3,311,263 3,363,448 Total liabilities and equity $ 6,359,835 $ 6,449,582 Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share and per share data) 1Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 19

Three Months Ended 1Q18 1Q17 Revenues: Rental income $ 175,567 $ 123,993 Interest and other operating income 94 354 Total revenues 175,661 124,347 Expenses: Rental 56,022 39,020 General and administrative 8,786 8,423 Transaction 191 284 Depreciation and amortization 70,392 47,056 Impairment 4,606 — Total expenses 139,997 94,783 Income before other income (expense) 35,664 29,564 Interest expense: Interest related to derivative financial instruments (58) (324) Gain on change in fair value of derivative financial instruments, net — 839 Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments (58) 515 Interest related to debt (26,195) (16,058) Gain on sale of real estate, net — 3 Loss on extinguishment of debt, net — (32) Income from unconsolidated joint venture 570 — Other income 35 8 Net income $ 10,016 $ 14,000 Net income attributable to noncontrolling interests (214) (455) Net income attributable to common stockholders $ 9,802 $ 13,545 Earnings per common share - basic: Net income attributable to common stockholders $ 0.05 $ 0.10 Earnings per common share - diluted: Net income attributable to common stockholders $ 0.05 $ 0.09 Weighted average common shares outstanding: Basic 205,069 141,780 Diluted 209,177 146,117 1Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 20 Financial Statements Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share data)

Three Months Ended 1Q18 1Q17 Cash flows from operating activities: Net income $ 10,016 $ 14,000 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, amortization and other 68,303 46,213 Share-based compensation expense 3,507 2,530 Bad debt expense 3 103 Impairment 4,606 — Income from unconsolidated joint venture (570) — Gain on sale of real estate, net — (3) Loss on extinguishment of debt, net — 32 Change in fair value of derivative financial instruments — (839) Changes in operating assets and liabilities: Receivables and other assets, net 9,274 (7,771) Accounts payable and accrued liabilities (30,780) (7,934) Prepaid rent and other liabilities (3,479) 682 Net cash provided by operating activities 60,880 47,013 Cash flows from investing activities: Investments in real estate (11,887) (34,706) Development of real estate (13,235) — Proceeds from the sale of real estate — 4,746 Capital expenditures (17,417) (12,894) Collection of real estate notes receivable 172 — Net cash used in investing activities (42,367) (42,854) Cash flows from financing activities: Borrowings on unsecured revolving credit facility — 92,000 Payments on unsecured revolving credit facility — (10,000) Payments on secured mortgage loans (1,598) (40,155) Security deposits 52 14 Repurchase and cancellation of common stock (2,709) (3,118) Dividends paid (62,546) (42,536) Distributions paid to noncontrolling interest of limited partners (1,334) (1,332) Net cash used in financing activities (68,135) (5,127) Net change in cash, cash equivalents and restricted cash (49,622) (968) Cash, cash equivalents and restricted cash - beginning of period 118,560 25,045 Cash, cash equivalents and restricted cash - end of period $ 68,938 $ 24,077 Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) 1Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 21

1Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 22 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): Previously defined as Adjusted EBITDA, Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing items. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; and (ii) amortization of below and above market leases/leasehold interests. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of HTA’s tenants or their parent companies. Customary Health System Restrictions: Ground leases with a health system ground lessor that include restrictions on tenants that may be considered competitive with the hospital, including provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): NAREIT defines EBITDAre as net income or loss (computed in accordance with GAAP) plus: (i) interest expense and net change in the fair value of derivative financial instruments; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss from sale of real estate; and (vi) and proportionate share of joint venture depreciation, amortization and other adjustments. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area in square feet. Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense and net change in fair value of derivative financial instruments; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. NOI should be reviewed in connection with other GAAP measurements.

1Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 23 Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments; (iv) amortization of below and above market leases/leasehold interests and corporate assets; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) gain or loss on extinguishment of debt; (iv) noncontrolling income or loss from partnership units included in diluted shares; and (v) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of its operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have full alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but is anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant its properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented, excluding properties intended for disposition in the near term, development and land parcels, HTA’s share of unconsolidated joint ventures, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.